LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Kimberly
J. DeChello and Sarah E. Roberts the undersigned's true and lawful Attorneys-in-Fact to:

(1)	execute for and on the behalf of the undersigned Forms 3, 4 and
5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules thereunder, relating to the securities of The KEYW Holding Corporation, a Maryland corporation (the "Company");

(2)	do, execute and perform any other act, matter or thing
whatsoever that in the opinion of any of the Attorneys-in-Fact ought to be done, executed or performed in the performance of the foregoing powers set forth in Item (1); and

(3)	take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such Attorneys-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each of the Attorneys-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorneys-in-Fact, or such Attorneys-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file in accordance with Section 16 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 2nd day of May, 2013.

/s/ Chris Fedde
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Chris Fedde